UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 20, 2014

CIRQUE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 W. Congress, Suite 350 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2014, Cirque Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) effective February 14, 2014 (the “Issuance Date”) with Typenex Co-Investment, LLC (“Typenex”), for the sale of a 10% secured convertible note (the “Note”) maturing 15 months from the Issuance Date (the “Maturity Date”) in the principal amount of $552,500 (which includes Typenex legal expenses in the amount of $5,000 and a $50,000 original issue discount) for $500,000, consisting of $150,000 paid in cash at closing and seven secured promissory notes aggregating $350,000, bearing interest at the rate of 8% per annum, with each such note maturing on the Maturity Date (collectively, the “Buyer Notes”). All or portion of the outstanding balance along with accrued but unpaid interest on the Buyer Notes may, with the Company’s consent, be prepaid without penalty at any time prior to maturity.

The Note bears interest at the rate of 10% per annum. All interest and principal is payable, commencing 6 months from the Issuance Date, in installment amounts consisting of principal in the amount of $55,250, plus accrued but unpaid interest, and continuing on a monthly basis thereafter unless earlier converted, in whole or in part, at the Company’s option. Commencing on the date that shall be 6 months from the Issuance Date, the Note is convertible into common stock, at Typenex’s option, at a price of $0.025 per share. In the event the Company elects to prepay all or any portion of the Note, the Company is required to pay to Typenex an amount in cash equal to 125% multiplied by the sum of all principal, interest and any other amounts owing.

In addition, the Company issued to Typenex warrants (collectively, the “Warrants”), exercisable commencing on the date that shall be 6 months from the Issuance Date, to purchase up to an aggregate of 5,000,000 shares of the Company’s common stock at an exercise price of $0.05 per share for a period of five years.

Typenex has agreed to restrict its ability to convert the Note and exercise the Warrants and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Note also provides for penalties and rescission rights if, among other matters, the Company does not deliver shares of its common stock upon conversion within the required timeframes.

The Note and the other securities issued to Typenex pursuant to the Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these securities contain a legend stating the same.

The foregoing description of the Agreement, the Note, the Buyer Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the foregoing documents, which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3 hereto, as well as the other Transaction Documents (as such term is defined in the Agreement), all of which are incorporated herein by this reference.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

4.1	Secured Convertible Note

4.2	Form of Buyer Note

4.3	Form of Warrant

10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: February 20, 2014	By:	/s/ Joseph DuRant
Joseph DuRant
Chief Executive Officer